Pricing Supplement dated September 12, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity and ETF Linked Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

■Linked to the lowest performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF (each referred to as a “Market Measure”)

■Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing Market Measure. The lowest performing Market Measure on the call date or the final calculation day is the Market Measure that has the lowest closing price on that day as a percentage of its starting price

■Automatic Call. If the closing price of the lowest performing Market Measure on the call date occurring approximately one year after issuance is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a call premium of 45.00% of the face amount

■Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be greater than, equal to or less than the face amount depending on the ending price of the lowest performing Market Measure as follows:

■If the ending price of the lowest performing Market Measure is greater than its starting price, you will receive the face amount plus a positive return equal to 350% of the percentage increase in the price of the lowest performing Market Measure from its starting price

■If the ending price of the lowest performing Market Measure is less than or equal to its starting price, but greater than or equal to 50% of its starting price (the “threshold price”), you will receive the face amount

■If the ending price of the lowest performing Market Measure is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing Market Measure from its starting price and you will lose more than 50%, and possibly all, of the face amount of your securities

■Investors may lose a significant portion or all of the face amount

■If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the lowest performing Market Measure, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Market Measure at the upside participation rate

■Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on the call date and the final calculation day. You will not benefit in any way from the performance of a better performing Market Measure. Therefore, you will be adversely affected if any Market Measure performs poorly, even if another Market Measure performs favorably

■All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■No periodic interest payments or dividends

■No exchange listing; designed to be held to maturity

The estimated value of the securities as determined by the Bank as of the pricing date is $898.10 (89.81%) per security. See “The Bank’s Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”). Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$25.75	$974.25
Total	$590,000.00	$15,192.50	$574,807.50

(1) Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $25.75 (2.575%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 (2.00%) per security, and WFA will receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:

The common stock of IonQ, Inc. (referred to as the “Underlying Stock”) and the VanEck® Semiconductor ETF (referred to as the “Fund”, and collectively with the Underlying Stock, as the “Market Measures”).

Fund Underlying Index	MVIS® US Listed Semiconductor 25 Index
Pricing Date:	September 12, 2025.
Issue Date:	September 17, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the closing price of the lowest performing Market Measure on the call date is greater than or equal to its starting price, the securities will be automatically called and, on the call settlement date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the lowest performing Market Measure, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Market Measure at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Date:	September 17, 2026, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions” below
Call Premium:	45.00% of the face amount, or $450.00 per $1,000 face amount of the securities
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable)
Final Calculation Day:	September 12, 2028, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions” below
Stated Maturity Date:	September 15, 2028, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

●if the ending price of the lowest performing Market Measure is greater than its starting price:

$1,000 + ($1,000 × market measure return of the lowest performing Market Measure × upside participation rate);

●if the ending price of the lowest performing Market Measure is less than or equal to its starting price, but greater than or equal to its threshold price:

$1,000; or

●if the ending price of the lowest performing Market Measure is less than its threshold price:

$1,000 + ($1,000 × market measure return of the lowest performing Market Measure)

If the securities are not automatically called and the ending price of the lowest performing Market Measure is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing Market Measure from its starting price and will lose more than 50%, and possibly all, of the face amount of your securities at maturity.

Lowest Performing Market Measure:	For the call date and the final calculation day, as applicable, the “lowest performing Market Measure” will be the Market Measure with the lowest market measure return on that day.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Closing Price:

With respect to the Underlying Stock, closing price and adjustment factor have the meanings assigned to “stock closing price” as set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

With respect to the Fund, closing price has the meaning assigned to “fund closing price” as set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Starting Price:	With respect to the common stock of IonQ, Inc.: $55.61, its closing price on the pricing date With respect to the VanEck® Semiconductor ETF: $304.32, its closing price on the pricing date
Ending Price:	The “ending price” of a Market Measure will be its closing price on the final calculation day.
Threshold Price:	With respect to the common stock of IonQ, Inc.: $27.805, which is equal to 50% of its starting price With respect to the VanEck® Semiconductor ETF: $152.16, which is equal to 50% of its starting price
Upside Participation Rate:	350%
Market Measure Return:

The “market measure return” is the percentage change of a Market Measure from its starting price to its closing price on the call date or on the final calculation day, as applicable, measured as follows:

closing price – starting price

starting price

Market Disruption Events and Postponement Provisions:

The call date and the final calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date or stated maturity date will be postponed if the call date or the final calculation day, respectively, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the final calculation day, the call settlement date and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each of the call date and the final calculation day is a “calculation day,” and the call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event for the Underlying Stock, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement. For information regarding the circumstances that may result in a market disruption event for the Fund, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax considerations to a holder’s ownership and disposition of the securities, see “U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $25.75 (2.575%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of $20.00 (2.00%) per security, and WFA will receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06418VS47 / US06418VS477

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Estimated Value of the Securities

The Bank’s estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank’s estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.”

The Bank’s estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●seek the potential for a fixed return equal to the call premium if the closing price of the lowest performing Market Measure as of the call date is equal to or greater than its starting price;

●seek 350% leveraged exposure to the upside performance of the lowest performing Market Measure if the securities are not automatically called and the ending price of the lowest performing Market Measure is greater than its starting price;

●are willing to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Market Measure is less than its threshold price, they will be fully exposed to the decline of the lowest performing Market Measure from its starting price and will lose more than 50%, and possibly all, of the face amount at maturity;

●understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately one year;

●understand that the return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on the call date or the final calculation day and that they will not benefit in any way from the performance of a better performing Market Measure;

●understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of each Market Measure;

●understand and are willing to accept the full downside risks of each Market Measure;

●are willing to forgo interest payments on the securities and dividends on any Market Measure and the securities held by the Fund; and

●are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

●seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

●are unwilling to accept the risk that the closing price of the lowest performing Market Measure as of the call date may be less than its starting price and that the ending price of the lowest performing Market Measure may decline to less than its threshold price;

●require full payment of the face amount of the securities at stated maturity;

●seek a security with a fixed term;

●are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;

●seek current income over the term of the securities;

●seek exposure to a basket composed of each Market Measure or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;

●are unwilling to accept the risk of exposure to the Market Measures;

●seek exposure to the Market Measures but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

●are unwilling to accept the credit risk of the Bank; or

●prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Market Measures, please see the section titled “The Market Measures” below.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will each be determined based on the closing price of the lowest performing Market Measure on the call date as follows:

If the securities have not been automatically called then, at maturity, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Ending Price Of The Lowest Performing Market Measure Is Less Than Its Threshold Price, You Will Lose Some, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the closing price of the lowest performing Market Measure is less than its starting price on the call date, the securities will not be automatically called, and you will receive a maturity payment amount that may be more or less than the face amount of your securities, depending on the ending price of the lowest performing Market Measure (i.e., the closing price of the lowest performing Market Measure on the final calculation day).

If the ending price of the lowest performing Market Measure is less than its threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Market Measure from its starting price (expressed as a percentage of its starting price). The threshold price for each Market Measure is 50% of its starting price. For example, if the lowest performing Market Measure on the final calculation day has declined by 50.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 50.1% of the face amount. As a result, you will not receive any protection if the closing price of the lowest performing Market Measure on the final calculation day is less than its threshold price and you will lose some, and possibly all, of the face amount at maturity. This is the case even if the price of the lowest performing Market Measure is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

If the securities are not automatically called, even if the ending price of the lowest performing Market Measure is greater than its starting price, the maturity payment amount may only be slightly greater than the face amount and your return on the securities may be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.

The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Any Market Measure Performs Poorly, Even If Another Market Measure Performs Favorably.

You are subject to the full risks of each Market Measure. If any Market Measure performs poorly, you will be negatively affected, even if another Market Measure performs favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of a Market Measure could offset the poor performance of another. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure on the call date and, if the securities are not automatically called, the final calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.

Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure On The Call Date And, If The Securities Are Not Automatically Called, the Final Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Market Measure.

Your return on the securities will depend solely on the performance of the Market Measures that is the lowest performing Market Measure on each of the call date and, if the securities are not automatically called, the final calculation day. Although it is necessary for each Market Measure to close at or above its starting price on the call date in order for the securities to be automatically called for the call premium, above its threshold price in order for you to receive the face amount of your securities at maturity or above its starting price in order for you to receive any positive return at maturity, you will not benefit in any way from the performance of a better performing Market Measure. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of any better performing Market Measure would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Market Measures.

It is preferable from your perspective for the Market Measures to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Market Measures will not exhibit this relationship. The less correlated the Market Measures, the more likely it is that any one of the Market Measures will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of a better performing Market Measure is not relevant to your return on the securities. It is impossible to predict what the relationship among the Market Measures will be over the term of the securities. To the extent the Market Measures represent a different equity market, such equity markets may not perform similarly over the term of the securities.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

If The Securities Are Automatically Called, Your Return Will Be Limited to the Call Premium.

If the securities are automatically called, the return on the securities is limited to the call premium, regardless of the performance of the lowest performing Market Measure. The lowest performing Market Measure may appreciate by significantly more than the percentage represented by the call premium from the pricing date through the call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Market Measure. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Market Measure at the upside participation rate.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Call Settlement Date Or The Stated Maturity Date May Be Postponed If The Call Date Or The Final Calculation Day Is Postponed.

The call date or the final calculation day with respect to any Market Measure will be postponed if the originally scheduled call date or the final calculation day, respectively, is not a trading day with respect to any Market Measure or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to any Market Measure on such date. If such a postponement occurs with respect to the call date, then the call settlement date will be the business day that follows such postponed call date by a number of business days equal to the number of business days between the originally call date and the originally scheduled call settlement date. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any payment upon an automatic call and the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

The Bank’s Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

The Bank’s estimated value is only an estimate using several factors. The original offering price of the securities exceeds the Bank’s estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

The Bank’s Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

The Bank’s estimated value of the securities was determined by reference to the Bank’s internal pricing models when the terms of the securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

The Bank’s Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

If The Prices Of The Market Measures Or Their Constituent Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Market Measures or the securities held by the Fund. Changes in the prices of the Market Measures or the securities held by the Fund may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the Market Measures over the full term of the security, (ii) volatility of the prices of the Market Measures and the market’s perception of future volatility of the prices of the Market Measures, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the Market Measures and the securities held by the Fund and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated prices of the Market Measures and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Market Measures

The Securities Will Be Subject To Single Stock Risk.

The price of an Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer (the “Underlying Stock Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic, political and other conditions.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Any Payment On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Market Measures And, Therefore, The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Market Measures. Investing in the securities is not equivalent to investing in the Market Measures. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Market Measures or the securities held by the Fund for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Market Measures or the securities held by the Fund. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Market Measures or the securities held by the Fund would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

●Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We, The Agents And Our Or Their Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer Or Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

●We, The Agents And Our Or Their Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer, Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Management And Liquidity Risks Associated With A Fund.

●You Have Limited Anti-dilution Protection.

●Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

The Securities Are Subject To Risks Associated With The Semiconductor Industry And Are Subject To Industry Concentration Risk.

The securities are subject to risks associated with the semiconductor industry because the Fund seeks to track the performance of the Fund Underlying Index, which is comprised of the stocks of companies representing the semiconductor industry. The performance of companies in the semiconductor industry will be influenced by factors such as geopolitical events, supply and demand for products produced by such companies, governmental actions, regulatory developments, environmental conditions, and exchange rates that interrelate in complex and unpredictable ways. Adverse developments in the semiconductor industry may have an adverse effect on the value of the Fund and, accordingly, on the value of the securities. The Fund will be more affected by the performance of the semiconductor industry than a fund that invests in a more diversified portfolio of assets.

The Securities Are Subject To Currency Exchange Rate Risk.

The securities are subject to currency exchange rate risk because the Fund may invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities may be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security included in the Fund. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the securities included in the Fund will be adversely affected and the market value of, and return on, the securities may decrease.

The Securities Are Subject To Risks Associated With Non-U.S. Securities.

The Fund is subject to risks associated with non-U.S. securities. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable securities included in the Fund, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

The Fund May Be Disproportionately Affected By The Performance Of A Small Number Of Stocks.

According to publicly available information, a significant portion of the Fund’s portfolio is invested in a small number of stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of the issuers of such stocks, may have the effect of significantly lowering the price of the Fund and, therefore, the return on the securities, even if none of the other stocks held by the Fund are affected by such events. Information about the holdings in the Fund’s portfolio and the weights of such holdings may be found on the website for the Fund.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Composition Of The Fund And Could Negatively Affect Your Investment In The Securities.

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of the Fund and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the securities included in the Fund that are affected. For example, executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to securities that are currently included in the Fund or that in the future are included in the Fund, such securities may be removed from the Fund’s portfolio. If government regulatory action results in the removal of certain securities included in the Fund that have (or historically have had) significant weight in the Fund, such removal could have a material and negative effect on the price of the Fund and, therefore, your investment in the securities. Similarly, if certain securities included in the Fund that are subject to those executive orders or subject to other government regulatory action are not removed from the Fund, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such securities from the Fund’s portfolio could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

Risks Relating To Canadian And U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price for any Market Measure. The hypothetical starting price of $100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting price of any Market Measure. The actual starting price and threshold price for each Market Measure were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Market Measures, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premium:	45.00% or $450.00 per security
Upside Participation Rate:	350.00%
Hypothetical Starting Price:	For each Market Measure, $100.00
Hypothetical Threshold Price:	For each Market Measure, $50.00 (50% of its hypothetical starting price)

Hypothetical Payoff Profile

350% upside participation rate
Call date (Call premium 45.00%)
50% contingent downside protection
Security Return
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Market Measure Return of Lowest Performing Market Measure
Hypothetical Market Measure Return of Lowest Performing Market Measure
Hypothetical Security Return at Maturity
Call Date

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus the call premium, resulting in a pre-tax total rate of return of 45.00%.

If the securities are not automatically called:

Hypothetical ending price of the lowest performing Market Measure	Hypothetical market measure return of the lowest performing Market Measure(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$150.00	50.00%	$2,750.00	175.00%
$140.00	40.00%	$2,400.00	140.00%
$130.00	30.00%	$2,050.00	105.00%
$120.00	20.00%	$1,700.00	70.00%
$110.00	10.00%	$1,350.00	35.00%
$105.00	5.00%	$1,175.00	17.50%
$100.00	0.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$75.00	-25.00%	$1,000.00	0.00%
$50.00	-50.00%	$1,000.00	0.00%
$49.00	-51.00%	$490.00	-51.00%
$40.00	-60.00%	$400.00	-60.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1)The market measure return of the lowest performing Market Measure is equal to the percentage change of the lowest performing Market Measure from its starting price to its ending price (i.e., the ending price of the lowest performing Market Measure minus its starting price, divided by its starting price).

(2)The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The closing price of the lowest performing Market Measure on the call date is greater than its starting price, and the securities are automatically called on the call date:

	IonQ, Inc.	VanEck® Semiconductor ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical closing price on call date:	$180.00	$160.00

Step 1: Determine which Market Measure is the lowest performing Market Measure on the call date.

In this example, the VanEck® Semiconductor ETF has the lowest market measure return and is, therefore, the lowest performing Market Measure on the call date.

Step 2: Determine whether the securities will be automatically called on the call date.

Because the hypothetical closing price of the lowest performing Market Measure on the call date is greater than its hypothetical starting price, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus the call premium of 45.00% of the face amount. Even though the lowest performing Market Measure appreciated by 60.00% from its starting price to its closing price on the call date in this example, your return is limited to the call premium of 45.00%.

On the call settlement date, you would receive $1,450.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Example 2. The securities are not automatically called. The ending price of the lowest performing Market Measure is greater than its starting price and the maturity payment amount is greater than the face amount:

	IonQ, Inc.	VanEck® Semiconductor ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical closing price on the call date:	$125.00	$75.00
Hypothetical ending price:	$110.00	$120.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical market measure return of the lowest performing Market Measure (ending price – starting price)/starting price	10.00%	20.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the common stock of IonQ, Inc. has the lowest market measure return and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the market measure return of the lowest performing Market Measure on the final calculation day.

Because the hypothetical closing price of the lowest performing Market Measure on the call date is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Market Measure is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × market measure return of the lowest performing Market Measure × upside participation rate)

= $1,000 + ($1,000 × 10.00% × 350.00%)

= $1,350.00

On the stated maturity date, you would receive $1,350.00 per security.

Example 3. The securities are not automatically called. The ending price of the lowest performing Market Measure is less than its starting price but greater than or equal to its threshold price and the maturity payment amount is equal to the face amount:

	IonQ, Inc.	VanEck® Semiconductor ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical closing price on the call date:	$70.00	$75.00
Hypothetical ending price:	$95.00	$120.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical market measure return of the lowest performing Market Measure (ending price – starting price)/starting price	-5.00%	20.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the common stock of IonQ, Inc. has the lowest market measure return and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the market measure return of the lowest performing Market Measure on the final calculation day.

Because the hypothetical closing price of the lowest performing Market Measure on the call date is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Market Measure is less than its hypothetical starting price but is greater than or equal to its hypothetical threshold price, you would receive the face amount of your securities at stated maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Example 4. The securities are not automatically called. The ending price of the lowest performing Market Measure is less than its threshold price and the maturity payment amount is less than the face amount:

	IonQ, Inc.	VanEck® Semiconductor ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical closing price on the call date:	$70.00	$75.00
Hypothetical ending price:	$40.00	$120.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical market measure return of the lowest performing Market Measure (ending price – starting price)/starting price	-60.00%	20.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the common stock of IonQ, Inc. has the lowest market measure return and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the market measure return of the lowest performing Market Measure on the final calculation day.

Because the hypothetical closing price of the lowest performing Market Measure on the call date is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Market Measure is less than its hypothetical starting price by more than 50%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × market measure return of the lowest performing Market Measure)

=$1,000 + ($1,000 × -60.00%)

=$400.00

On the stated maturity date, you would receive $400.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

The Market Measures

IonQ, Inc.

According to publicly available information, IonQ, Inc. ("IonQ") develops quantum computers and networks. Information filed by IonQ with the SEC can be located by reference to its SEC file number: 001-39694, or its CIK Code: 0001824920. IonQ’s common stock is listed on the New York Stock Exchange under the ticker symbol “IONQ".

Historical Information

We obtained the closing prices of IonQ in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of IonQ for the period from January 4, 2021 to September 12, 2025. The closing price on September 12, 2025 was $55.61. The historical performance of IonQ should not be taken as an indication of the future performance of IonQ during the term of the securities.

60
50
40
30
20
10
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of IonQ should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of IonQ on the call date or its ending price. We cannot give you assurance that the performance of IonQ will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

VanEck® Semiconductor ETF

We have derived all information contained herein regarding the VanEck® Semiconductor ETF (the “SMH Fund”) and the Fund Underlying Index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to change by the SMH Fund’s investment adviser, Van Eck Associates Corporation (“Van Eck” or the “investment adviser”) and the index sponsor of the Fund Underlying Index, as defined below.

The SMH Fund is one of the separate investment portfolios that constitute the VanEck® ETF Trust (“VanEck Trust”). The SMH Fund seeks to provide investment results that correspond generally to the value and yield performance of the MVIS® US Listed Semiconductor 25 Index (the “Fund Underlying Index”). The Fund Underlying Index tracks the performance of the largest U.S.-listed companies that generate at least 50% of their revenues from semiconductors, and contains only companies which are engaged primarily in the production of semiconductors and semiconductor equipment. The Fund Underlying Index is calculated, maintained and published by, MV Index Solutions GmbH (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Fund Underlying Index at any time.

Select information regarding the SMH Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the SMH Fund’s website. Expenses of the SMH Fund reduce the net asset value of the assets held by the SMH Fund and, therefore, reduce the value of the shares of the SMH Fund.

The SMH Fund, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the Fund Underlying Index by investing in a portfolio of securities that generally replicates the Fund Underlying Index. The SMH Fund normally invests at least 80% of its total assets in securities that comprise the Fund Underlying Index. The SMH Fund may concentrate its investments in a particular industry or group of industries to the extent that the Fund Underlying Index concentrates in an industry or group of industries. The SMH Fund may or may not hold all of the securities that are included in the Fund Underlying Index.

Shares of the SMH Fund are listed on the Nasdaq Stock Market under ticker symbol “SMH”.

Information from outside sources including, but not limited to the prospectus related to the SMH Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the SMH Fund or the Fund Underlying Index.

Information filed by the SMH Fund with the SEC can be found by reference to its SEC file numbers: 333-123257 and 811-10325 or its CIK Code: 0001137360.

Historical Information

We obtained the closing prices of the SMH Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the SMH Fund for the period from January 1, 2020 to September 12, 2025. The closing price on September 12, 2025 was $304.32. The historical performance of the SMH Fund should not be taken as an indication of the future performance of the SMH Fund during the term of the securities.

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We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the SMH Fund should not be taken as an indication of its future

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

performance, and no assurance can be given as to the closing price of the SMH Fund on the call date or its ending price. We cannot give you assurance that the performance of the SMH Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that a Non-Resident Holder is not an entity in respect of which the Bank is a “specified entity” as defined in the Income Tax Act (Canada) (the “Act”).

Such discussion further assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service ("IRS") or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts that are "open transactions" with respect to the Market Measures. The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of "prepaid forward contracts" and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Subject to the constructive ownership rules of Section 1260 of the Code, discussed below, such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss).

However, it is possible that the IRS could assert that your holding period in respect of the securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of the securities is determined, even though you will not receive any amounts in respect of the securities ending prior to the maturity or automatic call of the securities. In such case, you may be treated as having a holding period in respect of the securities prior to the maturity or automatic call of the securities, and such holding period may be less than one year even if you receive cash upon the maturity or automatic call of the securities at a time that is more than one year after the beginning of your holding period.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.

Section 1260. Because the securities are linked to the shares of an ETF, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.

Non-U.S. Holders. Subject to Section 871(m) of the Code as discussed below, a non-U.S. holder should generally not be subject to U.S. withholding tax with respect to payments on the securities or to generally applicable information reporting and backup withholding requirements with respect to payments on the securities if the non-U.S. holder complies with certain certification and identification requirements as to their non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any Market Measure would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Market Measure and

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations, as modified by Notice 2020-2, provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Market Measures, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of IonQ, Inc. and the VanEck® Semiconductor ETF due September 15, 2028

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.